Exhibit 10.4
FIFTH AMENDMENT
THIS FIFTH AMENDMENT (the "Fifth Amendment") is made and entered into as of June 17, 2020 by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Corcept Therapeutics Incorporated, a Delaware corporation ("Tenant").
RECITALS
A.Landlord and Tenant are parties to that certain lease dated April 1, 2016 (the "Lease") , the first amendment (the "First Amendment") dated June 1, 2017, the second amendment (the "Second Amendment") dated March 12, 2018, the third amendment (the "Third Amendment") dated November 8, 2018, and the Fourth Amendment dated October 23, 2019 (the "Fourth Amendment"). Pursuant to the Lease, the First Amendment, the Second Amendment, the Third Amendment, and the Fourth Amendment, Landlord has leased to Tenant space currently containing approximately 28,309 rentable square feet (the "Premises") on the first and second floor of the building, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").
B.Tenant and Landlord now desire to amend Lease on the following terms and conditions:
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Modification of Premises. Effective as of June 15, 2020 (the "Modification of Premises Date"), the Premises shall be modified as follows: (1) expanded to include approximately 14,485 rentable square feet on the second floor of the building and (2) decreased by approximately 6,732 rentable square feet on the second floor of the building as shown on Exhibit A of this Fifth Amendment (the "Fourth Expansion Premises"), such that the new Premises covered by the Lease shall thereafter be a total rentable square footage of 36,062 rentable square feet, as shown on Exhibit B of this Fifth Amendment and will then be known as (" the Premises").
2.Space Reduction Suite. After the Modification of Premises Date, Tenant may continue to occupy the approximately 6,732 rentable square feet on the second floor of the building as shown on Exhibit A of this Fifth Amendment (the "Space Reduction Suite") on a month-to-month basis at a Base Rent of $31,977.00 per month.
3.Base Rent. The Base Rent for the Premises (excluding the Space Reduction Suite after the Modification of Premises Date) shall be as shown in the schedule below. Tenant shall continue to pay its' proportionate share of the Operating Expenses and Real Estate Taxes on the Premises. As of June 15, 2020, the schedule of Base Rent payable with respect to the Premises (excluding the Space Reduction Suite after the Modification of Premises Date) is the following:

DATE	PERIOD	RENTABLE SQ. FT.	BASE RENT PER RSF* PER YEAR	MONTHLY AMOUNT	PERIODIC AMOUNT
04/01/2020 to 06/14/2020	2.5 months	28,309	$57.00	$134,467.75	$336,169.38
06/15/2020 to 06/31/2020	0.5 months	36,062	$57.00	$171,294.50	$85,647.25
07/01/2020 to 03/31/2021	9 months	36,062	$57.00	$171,294.50	$1,541.650.50
04/01/2021 to 03/31/2022	12 months	36,062	$58.80	$176,703.80	$2,120,445.60
*RSF is defined as Rentable Square Foot/Feet
The Base Rent for the Space Reduction Suite shall be as provided in paragraph 2, above. All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.
4.Tenant's Building Percentage. Effective on the Modification of Premises Date, the Tenant's Building Percentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:
C.5. Tenant's Building Percentage: While Tenant occupies the Space Reduction Suite Eighteen and Forty-One hundredth percent (18.41%). After Tenant vacates the Space Reduction Suite Twenty-Three and Five Tenths percent (23.5%)

5.Miscellaneous.
5.1This Fifth Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fifth Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Fifth Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm, entity, broker or other tenants in the Building without obtaining the express written consent of Landlord.
5.2Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
5.3In the case of any inconsistency between the provisions of the Lease and the Fifth Amendment, the provisions of this Fifth Amendment shall govern and control.
5.4Submission of this Fifth Amendment by Landlord is not an offer to enter into this Fifth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fifth Amendment until Tenant and Landlord have executed and Landlord delivered the same to Tenant.
5.5Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this Fifth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Landlord Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connect ion with this Fifth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this Fifth Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the "Tenant Related Parties") harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this Fifth Amendment.
5.6Each signatory of this Fifth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fifth Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date: 6/17/2020	By: /s/ Richard L. Schlenker
Name: Richard L. Schlenker
Title: Executive Vice President & CFO

TENANT:

CORCEPT THERAPEUTICS INCORPORATED,
a Delaware corporation

Date: 6/17/2020	By: /s/ Gary Francesconi
Name: Gary Francesconi
Title: Vice President, Legal

Exhibit A
Fourth Expansion Premises

Exhibit B
Premises